Exhibit 32.1

Certification Pursuant to 18 U.S.C. § 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Stewardship Financial Corporation (the “Company”), certifies that:

(1)	the Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 30, 2014 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 12, 2014	/s/ Paul Van Ostenbridge
Paul Van Ostenbridge
President and Chief Executive Officer

Dated: November 12, 2014	/s/ Claire M. Chadwick
Claire M. Chadwick
Executive Vice President and
Chief Financial Officer

This certification is made solely for the purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.

48